Second Quarter 2021 Quarterly Update

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 1 Quarterly Highlights On April 1, 2021, Cannae announced a $32 Million investment in Sightline Payments as part of a $100 Million strategic growth investment. Sightline Payments is a dynamic fintech company that enables the next generation of cashless, mobile and omni-channel payment solutions for the gaming, lottery, sports betting, entertainment and hospitality ecosystems, as part of a $100 Million funding round. Cannae owns approximately 5% of Sightline. On May 10, 2021, Austerlitz Acquisition Corp. I (NYSE: AUS, AUS WS) (“Austerlitz I” or “AUS”) and Wynn Interactive, Ltd. (“Wynn”) announced that they have entered into a definitive agreement and plan of merger. The transaction reflects an implied pro-forma enterprise value for Wynn of approximately $3.2 Billion. In conjunction with the Wynn transaction: • Cannae and Austerlitz I announced a mutual agreement to terminate the previously announced $50 Million forward purchase agreement, in which Cannae agreed to purchase, immediately prior to the closing of the AUS’ initial business combination transaction, an aggregate of 5 Million Austerlitz I Class A Ordinary Shares and 1.25 Million Austerlitz I public warrants. Cannae will retain 1.1 Million founder shares. • Cannae agreed to subscribe for Austerlitz I Class A Ordinary shares in order to fund redemptions by shareholders of Austerlitz I in connection with the business combination, in an amount of up to $690 Million for a placement fee of approximately $3.5 Million. On May 21, 2021, Cannae sold 2 Million shares of Ceridian at a price of $87.50, for gross proceeds of $175 Million – a return of more than 15x our pre-IPO investment. On June 1, 2021, Cannae published its 2020 Environmental, Social, & Governance Report for fiscal year 2020. This initial report provides a comprehensive overview of the Cannae’s policies, strategies, initiatives, and related performance. On June 28, 2021, Cannae sold 8.5 Million shares of common stock of Dun & Bradstreet Holdings, Inc. (NYSE: DNB) at a price of $21.88 per share. From this transaction, Cannae realized gross proceeds of $186 Million – a 2.8x times return. WILLIAM P. FOLEY, II Chairman To Our Fellow Shareholders, I am pleased with the progress Cannae made in the second quarter executing on its pipeline of back-end SPAC transactions and I’m excited to continue the hard work of igniting growth in our portfolio companies. As Chairman of the Board, I actively support all our investments and I will continue to guide our portfolio companies as they execute on their respective business plans. Dun & Bradstreet remains our largest investment and I continue to be committed to working with the DNB management team to transform the business and accelerate growth both organically and through disciplined acquisitions. DNB results were in line with expectations for Q2 and remain on track for the year as momentum is building across both segments. DNB is executing well on its international growth strategy including the integration of Bisnode and in North America, continued strong retention and net new logos coupled with new product initiatives, will drive additional revenue growth. To supplement the building organic momentum, we will also be on the lookout for strong targets that can complement the existing DNB assets and drive further acceleration. Anthony Jabbour has brought in new senior leaders in the last quarter and I am confident the business plans they have laid out will drive growth at DNB. The team and I are focused on executing and know both the mission and what is at stake for DNB’s stock price and valuation. Our second largest investment is Ceridian. While a late-stage investment for Cannae, it is one of our fastest growing portfolio companies with outstanding leadership. We have been net sellers of CDAY to fund our new investments and share buyback, however, I have high expectations for Ceridian’s share price and valuation and have found that every time we sell a little, the share price climbs higher.

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 2 Paysafe is well positioned and continues to rack up new customer wins in its core growth areas such as iGaming. Paysafe has been one of the companies most impacted by recent broad-based index selling in the SPAC market and has been unduly punished as the inevitable shareholder rotation plays out. We have seen selling by broad-based index funds (of which Paysafe is a top 3 holding) and some rotation out of the stock by short-term SPAC investors and into the hands of long-term fundamental holders. These rotations can take a few quarters to play out. I believe in Phillip McHugh and his team’s ability to execute on their business plan and expect as more sell-side research picks up coverage and old investors inevitably exit the stock, we will be left with a higher quality, long-term shareholder base. That, coupled with strong fundamental financial performance, should help the Paysafe share price rebound. We also have an aggressive pipeline of M&A opportunities I am leading management in pursuing. Alight is probably the most compelling risk-weighted value in our portfolio, which is why I was eager to invest an additional $42 Million when redemption requests from overcommitted hedge funds in need of liquidity came through. Alight has also suffered stock price dislocation as short-term SPAC investors exited the stock and long-term fundamental investors rotate in. Stephan Scholl is an outstanding leader, and he has made unexpectedly rapid progress in converting Alight’s sales to BPaaS (Business Process as a Service) sales – which to investors means more products, higher margin, and more sticky, recurring revenues. Alight is mission critical to its customers and we believe once the investor community comes to see what I see in this business, significant multiple expansion will be in order. We announced a transaction between Austerlitz I and Wynn Interactive this quarter. I believe that WynnBET brings a leading brand in sports betting and online gaming and has the marketing prowess to take an outsized share of both as markets continue to open in the U.S. We are in the process of submitting our S-4 filings with the SEC and will be able to talk more about WynnBET after our S-4 is effective, but I assure you this a quality company with one of the most talented gaming leadership teams in Las Vegas and you can expect strong performance from them in the future. Late second quarter and July were rough for the SPAC market and some of our investments, but I believe the market weakness is transitory and represents a buying opportunity. I took strong action in that regard with Cannae shares, investing nearly $100 Million to repurchase 2.7 Million shares, almost 3% of the shares previously outstanding. Our businesses are all fundamentally strong, with the right leaders in place and I will continue to be vigilant in guiding their growth plans and holding everyone accountable to the highest performance standards. WILLIAM P. FOLEY, II Chairman On June 29, 2021, Trebia Acquisition Corp. (NYSE: TREB, TREB WS) (“Trebia”) and System1 LLC (“System1”) announced that they entered into a definitive agreement and plan of merger. The transaction reflects an implied pro-forma enterprise value for System1 of approximately $1.4 Billion. In conjunction with the System1 transaction: • Cannae and Trebia announced a mutual agreement to terminate the previously announced $75 Million forward purchase agreement, in which Cannae agreed to purchase, immediately prior to the closing of Trebia’s initial business combination transaction, an aggregate of 7.5 Million Trebia Class A Ordinary shares and 2.5 Million Trebia public warrants. • Cannae agreed to an equity backstop commitment of up to $200 Million in the combined company with 50% of this commitment being applied against the first $200 Million of Trebia stockholder potential future redemptions and the next $100 Million applied against Trebia stockholder potential future redemptions beyond $200 Million, if any. Cannae retained 1.5 Million founder shares as well as 0.2 Millon deferred founder shares subject to a $12.50 per share vesting price. Cannae earns additional founder shares if backstops exceed $75 Million. On June 30, 2021, Foley Trasimene Acquisition Corp. shareholders approved the business combination with Alight, which closed on July 2, 2021. Cannae has invested approximately $440 Million and owns 50.4 Million Alight common shares (NYSE: ALIT) and 8.0 Million warrants. Excluding amounts for the warrants, our implied cost per ALIT share is $8.65. Total Cannae shareholder equity was $3.6 Billion, or $40.71 per share, as of June 30, 2021, compared to $3.1 Billion, or $34.00 per share, at June 30, 2020. Cannae ended June 2021 with over $200 Million in corporate cash plus undrawn capacity of $500 Million from our margin loan and $100 Million from our revolver. During the second quarter 2021 through mid-July 2021, Cannae executed a strategic share repurchase plan, acquiring 2.73 Million shares – nearly 3% of prior outstanding shares - at an average price of $35.33, for a total investment of $96.5 Million.

SELECT PORTFOLIO UPDATES

dun & bradstreet

NYSE: DNB

(In Millions) (Unaudited)	Three Months Ended June 30, 2021		2020	
Revenue	$	520.9	$	418.7
Net loss	$	(51.7)	$	(208.0)
Adjusted EBITDA	$	198.3	$	176.1

At the end of the second quarter, our investment in DNB had a fair value of $1.45 Billion which represents a more than 3x return on our pre-IPO investment. At the end of June, we monetized a portion of our DNB ownership, selling 8.5 Million shares, resulting in $186 Million of proceeds for Cannae. While we earned an ~60% IRR on the shares sold, we also freed up liquidity for pending capital commitments and achieved a more balanced investment portfolio given the outsized position that DNB represents. We believe in the long-term potential for the business and are excited to see the further value creation that DNB's management team can deliver.

In the second quarter of 2021, D&B grew revenues 24.4% and EBITDA by 12.6%, both as compared to the year ago second quarter. Organic revenue growth was 3.3%, driven by low double-digit growth in international and low single-digit growth in North America. Looking forward, DNB expects a ramp in new business growth through the second half of 2021. DNB also added to their leadership team with the addition of Ginny Gomez (Chief Product Officer) and Mike Manos (Chief Technology Officer) during the quarter.

CERIDIAN

NYSE: CDAY

Ceridian (NYSE: CDAY) remains Cannae's longest publicly traded holding and continues to create value for its shareholders. In May, we opportunistically reduced our position, selling 2 Million shares of Ceridian stock, resulting in gross proceeds of $175 Million. At the close of June 2021, Cannae's remaining 12 Million shares were worth $1.15 Billion and represented approximately 8% of Ceridian's equity. During the quarter, we also wrote a covered call on 1 Million Ceridian shares with a strike price of $100 per share. The call expires in September 2021 and Cannae received a fee of $2.6 Million.

Paysafe:

NYSE: PSFE

(In Millions) (Unaudited)	Three Months Ended March 31, 2021		2020	
Revenue	$	377.4	$	359.7
Net loss	$	(49.0)	$	(51.0)
Adjusted EBITDA	$	113.2	$	112.8

Our third largest public company ownership position is Paysafe (NYSE: PSFE). Following the first quarter business combination, Cannae holds 54 Million common shares (~7.5% of outstanding equity) and warrants representing 8.1 Million common shares, with a net implied cost of $9.10 per share, excluding value from the warrants. As of the end of the second quarter, shares of PSFE common stock and warrants trade at $12.11 and $3.58, respectively, implying a combined (net of fees) gain of nearly $160 Million for Cannae shareholders.

Cannae reports its equity in earnings of PSFE on a one quarter lag from PSFE's public filings, and accordingly the table above presents results for the quarters ended March 31, 2021 and 2020 as reported in their 6-K filed on May 11, 2021. The 2020 quarter figures include the Pay Later business within the Integrated Processing segment that was divested in October 2020, resulting in a comparative revenue increase of 5% and flat Adjusted EBITDA. Excluding the Pay Later amounts, total revenue increased 7%. In the Digital Wallet segment, the company also exited certain countries and took other targeted actions. Excluding the comparative effects of those actions, Paysafe posted an attractive quarter, particularly in its eCash segment where revenues nearly doubled and Adjusted EBITDA more than doubled.

In the second quarter, PSFE continued to grow its customer base, partnering with Smart Property Systems, WynnBET, the Microsoft store, FOXBet, and Golden Nugget Michigan among others. Management also refinanced Paysafe's existing senior secured loan facility (totalling $2.085 Billion) with a combination of a new $1.147 Billion senior secured loan facility and $919 Million of senior secured notes, as well as increased its revolving credit facility from $225 Million to $305 Million. The refinancing reduced their interest expense and extended the maturity profile of Paysafe's borrowings. Paysafe is scheduled to release their second quarter results on August 16, 2021.

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 3

alight

NYSE: ALIT

At the end of the second quarter of 2021, Foley Trasimene Acquisition Corp's (NYSE: WPF) stockholders approved the business combination with Alight Solutions (NYSE: ALIT), and this deal formally closed on July 2, 2021. Alight is a leading cloud-based provider of integrated digital human capital and business solutions serving over 30 Million employees and their family members and is installed in 50% of the Fortune 500. The opportunity is to transform Alight into a Business Process as a Service (BPaaS) enterprise where the company can leverage its existing, industry-leading position to substantially grow revenue and EBITDA.

In conjunction with the merger, Cannae funded $400 Million of its investment commitments including a $150 Million forward purchase agreement and a $250 Million PIPE agreement announced in January 2021. Further, Cannae invested a net $42.1 Million to purchase 4.2 Million redeeming shares of WPF and acquired 1.5 Million WPF Class B shares from other members of the sponsor group as an incentive. The investments augment Cannae's founder shares from its approximately 20% economic interest in the WPF sponsor and a $4.5 Million investment in private placement warrants. These common shares were automatically converted into ALIT Class A common shares at closing. Cannae now holds 50.4 Million ALIT common shares (~9.6% of outstanding equity) as well as warrants on 8.0 Million common shares, with a net implied cost per common share of $8.65, excluding the cost of the warrants. Alight is scheduled to release their second quarter 2021 results on August 12, 2021.

optimalblue

	Three Months Ended June 30,	
(In Millions) (Unaudited)	**2021**	**2020**
Revenue	$ 44.3	$ 35.3
Net (loss) income	$ (18.7)	$ 5.5
Adjusted EBITDA	$ 24.8	$ 17.6

Cannae made its investment in Optimal Blue on September 15, 2020. Financial information for the three months ended June 30, 2020 is presented for comparative purposes.

Optimal Blue has performed above plan in each quarter since the September 2020 acquisition, and this quarter was no exception. Second quarter 2021 revenues were more than 100 basis points over budgeted levels while quarterly net loss decreased to $18.7 Million. Adjusted EBITDA rose to $24.8 Million.

In the second quarter, Optimal Blue announced its next generation API, LoanSifter PPE product, and integration with other leading API's, including Freddie Mac's Loan Selling Advisor. In early August, the company announced the integration of the Optimal Blue PPE with the Black Knight Empower Loan Origination System, thereby delivering streamlined pricing for the users of both systems. In addition, Optimal Blue added Pipeline Monitoring functionality that automates the alignment of key data between the two systems and continuously monitors for loan scenario data changes that could affect pricing or eligibility and validates for each change, thereby promoting greater pricing accuracy and reducing manual touches.

SPAC UPDATES

AUSTERLITZ ACQUISITION CORPORATION I — Wynn INTERACTIVE

In May 2021, Cannae entered into a mutual agreement with Austerlitz Acquisition Corporation I (NYSE: AUS) to terminate the previously announced $50 Million forward purchase agreement. In conjunction with the definitive merger of AUS and Wynn Interactive, Ltd (Wynn) Cannae announced a new equity backstop commitment of up to $690 Million, to fund any redemptions by shareholders of AUS in connection with the business combination. In conjunction with these transactions, Cannae will earn a $3.5 Million placement fee and retain 1.1 Million founder shares.

The definitive merger announcement reflects an implied pro forma enterprise value for Wynn of approximately $3.2 Billion. Wynn, the online gaming division of Wynn Resorts, offers a world-class collection of casino and sports betting mobile options to consumers across the U.S. and U.K. through its WynnBET, BetBull, and WynnSLOTS brands. The Company delivers one-of-a-kind experiences in digital gaming that drive enhanced user acquisition and retention through unique

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 4

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 5 social betting mechanics, a proprietary tech stack and high- quality user interface. Wynn currently has market access to 15 states covering approximately 51% of the U.S. population and expects to gain access to additional states in the near term, resulting in its footprint covering approximately 77% of the U.S. population. The business combination is expected to close in the fourth quarter of 2021. At the end of the second quarter, Cannae entered into a mutual agreement with Trebia Acquisition Corp. (NYSE: TREB) to terminate the previously announced $75 Million forward purchase agreement. In conjunction with the definitive merger of Trebia and System1, Cannae announced a new equity backstop commitment of up to $200 Million, to fund redemptions by shareholders of TREB in connection with the business combination. The backstop covers 50% of the first $200 Million of TREB redemptions, if any, as well as the next $100 Million of TREB redemptions, if any. Cannae retained 1.5 Million founder shares as well as 0.2 Million deferred founder shares subject to a $12.50 per share vesting price. Cannae earns additional founder shares if redemptions exceed $75 Million. The definitive merger of TREB and System1 reflects an implied pro forma enterprise value for System1 of approximately $1.4 Billion. Founded in 2013, System1 has developed a proprietary end-to-end responsive acquisition marketing platform (RAMP) which the company uses to acquire intent-driven customers on behalf of its advertising partners and its own products. The company operates a portfolio of over 40 digital properties that help over 120 Million monthly visitors navigate their everyday lives and includes, among others, MapQuest, Startpage, HowStuffWorks, info.com, and CarsGenius. The business combination is expected to close in the fourth quarter of 2021. AUSTERLITZ ACQUISITION CORPORATION II TM In the beginning of March 2021, Austerlitz Acquisition Corporation II (NYSE: ASZ) closed on its upsized IPO offering, raising $1.38 Billion in gross proceeds. In conjunction with the upsized IPO, Cannae, a member of the founder group, invested $29.6 Million for private placement warrants, in addition to entering into a $125 Million forward purchase agreement for 12.5 Million Class A shares and 3.13 Million warrants on Class A shares. We continue to filter prospects for the most appropriate business partner for ASZ. Disposals In May 2021, the company exited its investment in Colt Holdings, LLC, receiving $38.7 Million now, will receive approximately $3.6 Million in equity in the fourth quarter 2021, and hold potential earnout securities in the next three years. In June 2021, we entered into an agreement to sell the Village Inn and Bakers Square brands for $13.5 Million. This sale was closed on July 30, 2021.

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 6 Second Quarter Statement of Operations (In Millions, except per share data) (Unaudited) Three Months Ended June 30, 2021 2020 Restaurant revenue $ 189.9 $ 99.4 Other operating revenue 12.5 3.2 Total operating revenue 202.4 102.6 Cost of restaurant revenue 160.3 100.8 Personnel costs 24.4 23.3 Depreciation and amortization 6.4 7.3 Other operating expenses 47.5 16.9 Total operating expenses 238.6 148.3 Operating loss $ (36.2) $ (45.7) Interest, investment and other income 0.5 8.3 Interest expense (2.5) (1.0) Recognized gains, net 274.0 578.1 Total other income 272.0 585.4 Earnings before tax $ 235.8 $ 539.7 Income tax expense 49.3 131.1 (Losses) earnings from unconsolidated affiliates (8.8) 57.5 Less: earnings (losses) attributable to noncontrolling interests 1.3 (9.2) Net earnings attributable to Cannae common shareholders $ 176.4 $ 475.3 Per share amounts: EPS attributable to Cannae common shareholders - basic $ 1.94 $ 5.88 EPS attributable to Cannae common shareholders - diluted $ 1.94 $ 5.87 Cannae weighted average shares - basic 90.7 80.8 Cannae weighted average shares - diluted 90.8 81.0 Adjusted EBITDA reconciliation: Earnings before tax $ 235.8 $ 539.7 Interest expense 2.5 1.0 Depreciation and amortization 6.4 7.3 Non-cash gains and asset impairment charges, net (136.6) (525.3) Adjusted EBITDA $ 108.1 $ 22.7

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 7 Year to Date Statements of Operations (In Millions, except per share data) (Unaudited) Six Months Ended June 30, 2021 2020 Restaurant revenue $ 357.2 $ 269.3 Other operating revenue 17.1 6.3 Total operating revenue 374.3 275.6 Cost of restaurant revenue 308.0 253.9 Personnel costs 36.4 52.5 Depreciation and amortization 14.3 15.7 Other operating expenses 87.8 44.8 Goodwill impairment — 7.7 Total operating expenses 446.5 374.6 Operating loss (72.2) (99.0) Interest, investment and other income 1.4 10.5 Interest expense (4.6) (4.8) Realized gains and losses, net (38.5) 1,493.2 Total other (expense) income (41.7) 1,498.9 (Loss) earnings before tax (113.9) 1,399.9 Income tax (benefit) expense (12.7) 300.5 Earnings from equity investees 45.1 4.8 Less: earnings (losses) attributable to noncontrolling interests 0.6 (18.8) Net (loss) earnings attributable to Cannae common shareholders $ (56.7) $ 1,123.0 Per share amounts: EPS attributable to Cannae common shareholders - basic $ (0.62) $ 14.06 EPS attributable to Cannae common shareholders - diluted $ (0.62) $ 14.00 Cannae weighted average shares - basic 91.1 79.9 Cannae weighted average shares - diluted 91.2 80.2 Adjusted EBITDA reconciliation: (Loss) earnings before tax $ (113.9) $ 1,399.9 Interest 4.6 4.8 Depreciation and amortization 14.3 15.7 Non-cash losses (gains) and asset impairment charges, net 118.1 (1,075.8) Adjusted EBITDA $ 23.1 $ 344.6

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 8 Condensed Consolidated Balance Sheets (In Millions) (Unaudited) June 30, 2021 December 31, 2020 Current assets: Cash and cash equivalents $ 271.2 $ 724.7 Fixed maturity securities available for sale, at fair value — 35.2 Other current assets 40.9 84.3 Assets held for sale 104.4 — Total current assets 416.5 844.2 Equity securities, at fair value 1,169.1 1,799.1 Investments in unconsolidated affiliates 1,988.7 1,453.0 Lease assets 178.1 202.3 Property and equipment, net 102.5 145.8 Other intangible assets, net 28.6 51.8 Goodwill 53.4 53.4 Other long term investments and noncurrent assets 502.7 63.8 Total assets $ 4,439.6 $ 4,613.4 Current liabilities: Accounts payable and other accrued liabilities, current $ 161.0 $ 93.2 Lease liabilities, current 23.5 26.2 Income taxes payable 48.9 47.4 Deferred revenue 15.6 23.9 Notes payable, current 26.8 11.3 Liabilities held for sale 43.1 — Total current liabilities $ 318.9 $ 202.0 Notes payable, long term 24.7 52.2 Deferred tax liabilities 243.3 325.3 Lease liabilities, long term 171.2 195.6 Accounts payable and other accrued liabilities, long term 48.0 53.1 Total liabilities $ 806.1 $ 828.2 Additional paid-in capital 1,880.8 1,875.8 Retained earnings 1,873.1 1,929.8 Treasury stock (110.8) (21.1) Accumulated other comprehensive loss (15.8) (4.9) Noncontrolling interests 6.2 5.6 Total equity $ 3,633.5 $ 3,785.2 Total liabilities and equity $ 4,439.6 $ 4,613.4

Book Value Summary

(In Millions, except per share data)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:		**June 30, 2021** *(Unaudited)*		**Dec 31, 2020** *(Unaudited)*
Ceridian	$	941.5	$	1,215.7
Paysafe		754.4		—
Dun & Bradstreet		596.7		668.5
Alight / Foley Trasimene Acquisition Corp.		456.0		—
Optimal Blue		275.3		281.7
Senator Joint Venture		—		259.6
AmeriLife		113.1		118.3
Restaurant Group		107.2		109.8
CorroHealth		77.1		79.6
Holding company cash		214.6		666.0
Other investments and holding company assets and liabilities, net		91.4		380.5
Holding company debt		—		—
Cannae book value	$	3,627.3	$	3,779.7
Outstanding Cannae shares		89.1		91.7
Cannae book value per share	$	40.71	$	41.22

Invested Capital

(In Millions)

The following is the cost of invested capital for the Company's current portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.		**June 30, 2021** *(Unaudited)*		**December 31, 2020** *(Unaudited)*
Dun & Bradstreet	$	659.7	$	726.1
Paysafe		496.6		—
Alight / Foley Trasimene Acquisition Corp.		404.5		—
Optimal Blue		289.0		289.0
Senator JV		—		164.6
Restaurant Group		148.2		145.4
AmeriLife		121.3		121.3
CorroHealth		72.5		72.5
Other		172.5		94.6
Total cost of invested capital	$	2,364.3	$	1,613.5

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 9

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 10 Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain investments which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends, and performance between periods. We define our consolidated Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges. We present our consolidated Adjusted EBITDA because we believe it provides management and investors with meaningful information about the non-cash results of the company. Any non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes, and depreciation and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments, and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws, and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provides useful information to investors and rating agencies regarding its results, operating trends and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition related operating costs; (xii) transition costs primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019 and the recent Bisnode acquisition. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized.

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 11 Paysafe Limited Paysafe’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation and amortization (Adjusted EBITDA). Paysafe defines Adjusted EBITDA as net income (loss) before the impact of income tax (benefit)/ expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on intangible assets, restructuring and other costs, loss/(gain) on disposal of a subsidiary and other assets, net, and other income/(expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. We present Paysafe’s Adjusted EBITDA because Paysafe management believes Adjusted EBITDA to be a useful profitability measure to assess the performance of its businesses and improves the comparability of operating results across reporting periods. Paysafe management believes the presentation of these and other non-GAAP financial measures, when considered together with Paysafe’s results presented in accordance with GAAP, provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, management believes the presentation of these non-GAAP financial measures provides useful supplemental information in assessing Paysafe’s results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to net income, cash flows from operations, or other measures of profitability, liquidity, or performance under GAAP. Optimal Blue We include Optimal Blue and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this report. Adjusted EBITDA is used by management to assess performance of Optimal Blue. Optimal Blue’s Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude, non-recurring transaction and integration costs related to Black Knight’s acquisition of Optimal Blue and Optimal Blue’s predecessor entities’ historical acquisitions, equity-based compensation expense, historical non- recurring expenses of Optimal Blue’s predecessor entities and management consulting fees paid by Optimal Blue’s predecessor entities to certain of its previous equity holders. Management believes that Adjusted EBITDA is helpful in highlighting the performance trends of Optimal Blue because it excludes non- cash costs and the results of decisions that are outside the normal course of Optimal Blue’s ongoing business operations.

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 12 Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended June 30, 2021 2020 Net loss attributable to D&B $ (51.7) $ (208.0) Interest expense, net 47.8 77.8 Income tax provision (benefit) 43.0 (27.7) Depreciation and amortization 152.3 132.7 EBITDA 191.4 (25.2) Dividends allocated to preferred stockholders — 32.1 Other (income) expense, net (12.4) 122.9 Equity in net income of affiliates (0.7) (0.6) Net income attributable to non controlling interest 0.9 1.2 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (4.2) (4.9) Equity-based compensation 7.1 25.1 Merger and acquisition costs 2.0 1.9 Restructuring charges 10.1 7.1 Transition costs 2.9 16.3 Legal expense associated with significant legal and regulatory matters 0.7 — Asset impairments 0.5 0.2 Adjusted EBITDA $ 198.3 $ 176.1

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 13 Paysafe Limited Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. Cannae acquired its ownership interest in Paysafe on March 30, 2021, and reports its equity in net earnings or loss of Paysafe on a one quarter lag. Accordingly, the information in the table below and preceding in this report presents results for the quarters ended March 31, 2021 and 2020, and is presented for informational purposes. See the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for further information on the Company’s accounting for its investments in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and its investor relations website at http://ir.paysafe.com. Paysafe Limited Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended March 31, 2021 2020 Net loss $ (49.0) $ (51.0) Income tax benefit (5.1) (17.9) Interest expense, net 58.5 38.2 Depreciation and amortization 65.5 69.5 EBITDA 69.9 38.8 Share-based compensation expense 72.3 – Impairment expense on intangible assets 0.6 53.0 Restructuring and other costs 3.0 5.6 Loss on disposal of subsidiaries and other assets, net – 0.3 Other (income) expense, net (32.6) 15.1 Adjusted EBITDA $ 113.2 $ 112.8

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 14 Optimal Blue Cannae accounts for its investment in Optimal Blue using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Optimal Blue’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. We acquired our initial interest in Optimal Blue on September 15, 2020. Financial information for the three months ended June 30, 2020, represents the historical information of Optimal Blue, LLC and Compass Analytics, LLC, the operating businesses which now make up the entity in which we are invested, and is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Optimal Blue. Optimal Blue Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended June 30, 2021 2020 Net (loss) income $ (18.7) $ 5.5 Interest expense 7.8 3.2 Income tax (benefit) expense (3.0) 0.2 Depreciation and amortization 34.4 6.4 EBITDA 20.5 15.3 Transaction and integration costs 1.7 1.6 Equity-based compensation 2.3 0.5 Expense reduction initiatives 0.3 — Management fees — 0.2 Adjusted EBITDA $ 24.8 $ 17.6

CANNAE HOLDINGS SECOND QUARTER 2021 QUARTERLY UPDATE 15 About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses, in order to achieve superior financial performance and maximize the value of these assets. Cannae was founded and is led by investor William P. Foley, II. Foley is responsible for the creation and growth of over $140 Billion in publicly traded companies including Fidelity National Information Services (NYSE: FIS), Fidelity National Financial (NYSE: FNF), and Black Knight, Inc. (NYSE: BKI). Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), which recently completed a successful business transformation and IPO. Cannae holds an approximate 16% interest in Dun & Bradstreet or ~68 Million shares. Cannae’s second principal holding is Ceridian (NYSE: CDAY), which Foley transformed from a legacy payroll bureau into a leading cloud-based provider of human capital management software. Cannae owns ~8% of Ceridian, representing approximately 12 Million shares. Cannae also holds approximately 54 Million shares, or approximately 7.5% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Cannae also holds approximately 50 Million shares, or approximately 9.6%, of Alight, Inc (NYSE: ALIT), as well as 8 Million Alight warrants. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer SECOND QUARTER 2021 CONFERENCE CALL DETAILS Date: August 5, 2021 Time: 5:00 pm ET Participant dial in: (877) 344-8082 (Domestic) (213) 992-4618 (International) Replay Availability A replay may be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671, and providing the access code 3684645.  The telephonic replay will be available until 11:59 pm ET on August 12, 2021. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Shannon Devine, sdevine@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com Corporate Information